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                                                                 EXHIBIT 23.3


                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.


We hereby consent to the inclusion of our opinion letter to the Board of Directors of CitFed Bancorp, Inc. ("CitFed") as Annex C to the Proxy Statement/Prospectus relating to the proposed merger of CitFed with and into Fifth Third Bancorp contained in the Registration Statement on Form S-4, as amended (File No. 333-48049), and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.




                                                   KEEFE, BRUYETTE & WOODS, INC.



                                                   /s/ ROBERT J. STAPLETON
                                                   -----------------------------
                                                   Robert J. Stapleton
                                                   Managing Director



April 2, 1998